UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020 (June 23, 2020)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

Amended ABL Credit Facility

On June 23, 2020, Armstrong Flooring, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Amendment”), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Agent”), as letter of credit issuer and as swingline lender.

The Amendment amends that certain Credit Agreement, dated as of December 31, 2018, by and among the Company, the guarantors named therein, the lenders party thereto and the ABL Agent (as amended, restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Amended ABL Credit Facility”), in order to, among other things, reduce commitments thereunder from $100 million to $90 million, amend the interest rates applicable to the loans thereunder, modify certain financial maintenance and other covenants thereunder, as described further below, and permit indebtedness under that certain Term Loan Agreement (as defined below). The Amended ABL Credit Facility provides for a borrowing base that is derived from the Company’s accounts receivable and inventory (collectively, with the equity interests in the guarantors, the “ABL Priority Collateral”), subject to certain reserves and other limitations.

The Amendment permits the Company to grant a first priority security interest in real estate, machinery and equipment and intellectual property collateral to the Term Loan Agent (as defined below) (collectively, the “Term Loan Priority Collateral”). The ABL Agent will not have a security interest in the real property securing the Term Loan Agreement but will have a second priority security interest in machinery and equipment and intellectual property constituting Term Loan Priority Collateral.

Borrowings under the Amended ABL Credit Facility will bear interest at a rate per annum equal to, at the Company’s option, a base rate or a Eurodollar rate equal to the London interbank offered rate (“LIBOR”) for the relevant interest period, plus, in each case, an applicable margin determined in accordance with the provisions of the Amendment. The base rate will be the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A., and (c) one month LIBOR plus 1.00%. The applicable margin for borrowings under the Amended ABL Credit Facility will be determined based on the Company’s Consolidated Leverage Ratio (as defined in the Amendment) and will range from 1.75% to 3.00% with respect to base rate borrowings and 2.75% to 4.00% with respect to Eurodollar rate borrowings. In addition to paying interest on outstanding principal under the Amended ABL Credit Facility, the Company will pay a commitment fee to the lenders under the Amended ABL Credit Facility with respect to the unutilized revolving commitments thereunder at a rate ranging from 0.375% to 0.50% depending on the Company’s Consolidated Leverage Ratio.

The Amendment adds an anti-cash hoarding covenant, which requires the Company and its domestic subsidiaries to limit the amount of cash and cash equivalents in the United States that they hold on their balance sheet to $5,000,000 (subject to certain limited exceptions) and to prepay any outstanding loans under the Amended ABL Credit Facility if such amount exceeds $5,000,000 in an amount equal to the amount of such excess.

In addition, the Amendment also amends certain financial covenants applicable to the Company and its subsidiaries. The Amended ABL Credit Facility requires, among other things, that the Company and its subsidiaries maintain a minimum Consolidated Cash Flow (as defined in the Amendment) for the three-fiscal quarter period ending September 30, 2020 and for any four-fiscal quarter period ending thereafter, have minimum Availability (as defined in the Amended Credit ABL

Facility) of $30 million and, during a Financial Covenant Trigger Period (as defined in the Amendment), maintain a minimum a Consolidated Fixed Charge Coverage Ratio (as defined in the Amendment) of at least 1.00 to 1.00 (such covenants, the “Financial Covenants”).

New Term Loan Facility

On June 23, 2020, the Company entered into a credit agreement (the “Term Loan Agreement”), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Pathlight Capital LP, as administrative agent (in such capacity, the “Term Loan Agent”).

The Term Loan Agreement provides the Company with a secured term loan credit facility of $70 million (the “Term Loan Facility”). The Term Loan Facility provides for a borrowing base that is derived from the Company’s machinery and equipment, intellectual property and real property, subject to certain reserves and other limitations. The Term Loan Facility is scheduled to mature on June 23, 2025.

Borrowings under the Term Loan Facility will bear interest at a rate per annum equal to LIBOR for a three-month interest period, plus an applicable margin of 12.0%.

The Company must use cash proceeds from certain dispositions, including sales of real estate, equity and debt issuances and extraordinary events to prepay outstanding loans under the Term Loan Facility, subject to specified exceptions, including the prepayment requirements with respect to the Amended ABL Credit Facility. Prepayments of loans under the Term Loan Facility prior to the third anniversary of the closing date are subject to certain premiums.

All obligations under the Term Loan Agreement are guaranteed by each of the Company’s wholly owned domestic material subsidiaries. All obligations under the Term Loan Agreement, and guarantees of those obligations, are secured by a first priority lien on the Term Priority Collateral and a second priority lien on the ABL Priority Collateral.

The Term Loan Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to create liens, to undertake fundamental changes, to incur debt, to sell or dispose of assets, to make investments, to make restricted payments such as dividends, distributions or equity repurchases, to change the nature of their businesses, to enter into transactions with affiliates and to enter into certain burdensome agreements.

In addition, the Term Loan Agreement requires the Company to comply with the Financial Covenants.

The Term Loan Agreement also contains customary affirmative covenants and events of default, including a cross-default provision in respect of certain material indebtedness and a change of control provision. If an event of default occurs, the lenders may choose to accelerate the maturity of the Term Loan Facility and require repayment of all obligations thereunder.

The foregoing summaries of the Amendment and the Term Loan Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Amendment and the Term Loan Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 23, 2020, the Company issued a press release announcing the Amended ABL Credit Facility and Term Loan Facility. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of June 23, 2020, by and among Armstrong Flooring, Inc., as borrower, the guarantors named therein, the lender parties thereto and Bank of America, N.A., as administrative agent for the lenders thereunder.

10.2	Term Loan Agreement, dated as of June 23, 2020, by and among Armstrong Flooring, Inc., as borrower, the guarantors named therein, the lender parties thereto and Pathlight Capital LP, as administrative agent and collateral agent.

99.1	Press Release of Armstrong Flooring, Inc., dated June 23, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: June 24, 2020